                                                                     EXHIBIT 4.2

      COMMON                                               COMMON
       STOCK                                                STOCK

                    [LOGO OF AVALON BAY COMMUNITIES, INC.]

                         AVALON BAY COMMUNITIES, INC.
             INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND


NUMBER                                                                    SHARES
NY ______________

  THIS CERTIFICATE IS                                 SEE REVERSE FOR CERTAIN
TRANSFERABLE IN NEW YORK                            DEFINITIONS AND RESTRICTIONS

                                                     CUSIP 053373 10 6
     THIS CERTIFIES THAT                                  -------------



     IS THE OWNER OF

           FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, PAR VALUE
                              $.01 PER SHARE, OF

     Avalon Bay Communities, Inc. (the "Corporation") transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

         The shares evidenced by this certificate are subject to, among other things, restrictions on transferability and ownership, and may be exchanged automatically for shares of Excess Stock which do not have voting rights and may become redeemable. See reverse side of this Certificate for a summary of the rights, preferences, privileges and restrictions of each class or series of shares, and instructions for information on how to obtain a copy of the rights, preferences, privileges and restrictions of each class or series of shares.

         Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

[SEAL]

     Dated:         [PICTURE APPEARS HERE]        /s/ Gilbert M. Meyer
                                                      Chairman of the Board




     COUNTERSIGNED AND REGISTERED:
                   TRANSFER AGENT
                   AND REGISTRAR
     BY                                           /s/ Jeffrey B. Van Horn
                                                      Secretary
                   AUTHORIZED SIGNATURE

     American Bank Note Company

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     The shares of Avalon Bay Communities, Inc. (the "Corporation") represented by this certificate are subject to restrictions set forth in the Corporation's charter, as the same may be amended from time to time, which prohibit in general
(a) any Person (other than a Look-Through Entity) from Beneficially Owning shares of Equity Stock in excess of the Ownership Limit, (b) any Look-Through Entity from Beneficially Owning shares of Equity Stock in excess of the Look-Through Ownership Limit and (c) any Person from acquiring or maintaining any ownership interest in the Stock of the Corporation that is inconsistent with (i) the requirements of the Internal Revenue Code of 1986, as amended, pertaining to real estate investment trusts or (ii) the charter of the Corporation, and the holder of this certificate by his, her or its acceptance hereof consents to be bound by such restrictions. Capitalized terms used in this paragraph and not defined herein are defined in the Corporation's charter as the same may be amended from time to time.

     The Corporation will furnish without charge, to each stockholder who so requests, a copy of the relevant provisions of the charter and bylaws, each as amended, of the Corporation, a copy of the provisions setting forth the designations, preferences, privileges and rights of each class of stock or series thereof that the Corporation is authorized to issue and the qualifications, limitations and restrictions of such preferences and/or rights. Any such request may be addressed to the Secretary of the Corporation or to the transfer agent named on the face hereof.

     The Corporation is authorized to issue more than one class of stock, including preferred stock. The Board of Directors is authorized to determine and alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly owned unissued series of preferred stock, and to fix the number of shares and the designation of any series of preferred stock.

     This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Shareholder Rights Agreement between the Corporation and American Stock Transfer and Trust Company, as Rights Agent, dated as of March 9, 1998, as amended, restated, renewed or extended from time to time (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Corporation and the stock transfer administration office of the Rights Agent. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Corporation may redeem the Rights at a redemption price of $0.01 per Right, subject to adjustment, under the terms of the Rights Agreement. The Corporation will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances, Rights issued to or held by Acquiring Persons or any Affiliates or Associates thereof (as defined in the Rights Agreement), and any subsequent holder of such Rights, may become null and void. The Rights shall not be exercisable, and shall be void so long as held, by a holder in any jurisdiction where the requisite qualification, if any, to the issuance to such holder, or the exercise by such holder, of the Rights in such jurisdiction shall not have been obtained or be obtainable.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -- as tenants in common                    UNIF GIFT MIN ACT -- _________ Custodian ___________
TEN ENT -- as tenants by the entireties                                  (Cust)              (Minor)
JT TEN  -- as joint tenants with right of                               under Uniform Gifts to Minors
           survivorship and not as tenants                              Act _________________
           in common                                                           (State)

                                                   UNIF TRF MIN ACT -- _________ Custodian (until age _______)
                                                                         (Cust)
                                                                       _________ under Uniform Transfers
                                                                        (Minor)
                                                                       to Minors Act _________________
                                                                                          (State)

     Additional abbreviations may also be used though not in the above list.

     FOR VALUE RECEIVED, _________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE
________________________________________

________________________________________

________________________________________________________________________________
 (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE OF ASSIGNEE)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

_______________________________________________________________________ Shares
of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

______________________________________________________________________ Attorney
to transfer the said shares of said Common Stock on the books of the said Corporation, pursuant to the provisions of the Bylaws thereof, with full powers of substitution in the premises.

Dated ________________________

                                       ________________________________________
                               NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST
                                       CORRESPOND WITH THE NAME AS WRITTEN UPON
                                       THE FACE OF THE CERTIFICATE IN EVERY
                                       PARTICULAR, WITHOUT ALTERATION OR
                                       ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED
(BY AN ELIGIBLE GUARANTOR INSTITUTION
BANKS, STOCKBROKERS, SAVINGS AND LOAN
ASSOCIATIONS AND CREDIT UNIONS, WITH
MEMBERSHIP IN AN APPROVED SIGNATURE
GUARANTEE MEDALLION PROGRAM), PURSUANT
TO S.E.C. RULE 17 Ad-15.